EXHIBIT (3)(i)(e)

                           CERTIFICATION OF AMENDMENT

                                     - of -

                         CERTIFICATION OF INCORPORATION

                                     - of -

                            MILGRAY ELECTRONICS, INC.

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                Under Section 805 of the Business Corporation Law

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    We, HERBERT S. DAVIDSON and JOHN TORTORICI, being respectively the President and Assistant Secretary of MILGRAY ELECTRONICS, INC., in accordance with

Section 805 of the Business Corporation Law, do hereby certify:

     1.   The name of the corporation is MILGRAY ELECTRONICS, INC.

     2.   The certificate of incorporation was filed by the Department of

State on June 6, 1951.

     3.   The certificate of incorporation is amended to increase the authorized capital stock of the corporation and to increase the number of authorized shares of which the capital stock is to consist of.

     4.   Article THIRD and Article FOURTH of the certificate of incorporation are amended to read as follows:



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               "THIRD:   The amount of the authorized capital stock of
          the corporation is fifteen million dollars ($15,000,000)."

               "FOURTH: The number of shares of which the capital stock is to consist is sixty million (60,000,000) of the par value of twenty-five cents ($.25) each, all of which are to be of the same class."

     5.   The amendment to the certificate of incorporation was authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.



IN WITNESS WHEREOF, we have signed this certificate on the 20th day of

September, 1995 and we affirm the statements contained therein as true under penalties of perjury.

                                                  /s/ H.S. Davidson
                                             _____________________________
                                                  Herbert S. Davidson
                                                       President



                                                /s/ John Tortorici
                                                __________________________
                                                      John Tortorici
                                                    Assistant Secretary